Exhibit 99.1

Contacts:	Carl M. Mills QuickLogic Corporation Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Ann McMichael QuickLogic Corporation IR Manager (416) 497-8884 amcmichael@quicklogic.com

For Immediate Release

QUICKLOGIC ANNOUNCES 2003 RESULTS

- REVENUE INCREASES 29%

SUNNYVALE, Calif.—January 28, 2004 —QuickLogic Corporation (Nasdaq: QUIK), the inventor and pioneer of Embedded Standard Products (ESPs), today announced its financial results for the fourth quarter and year ended December 31, 2003.

Net revenue for 2003 was $42.0 million, up 29% from net revenue of $32.6 million in 2002.  ESP products were 41% of net revenue in 2003, up from 37% in 2002.  The net loss for 2003 was $4.7 million, or $0.20 per share, compared to a net loss of $31.3 million, or $1.34 per share, in 2002.  2003 results included provisions against inventory of $1.5 million and charges for asset write-offs of $750,000, partially offset by a $720,000 gain on the sale of Tower ordinary shares.  2002 results included charges for goodwill impairment of $11.4 million, write-down of marketable securities of $3.8 million, provisions against inventory of $1.6 million, charges for asset write-offs of $1.0 million and restructuring costs of $780,000.

Net revenue for the fourth quarter of 2003 was $10.8 million, up 28% from net revenue of $8.4 million in the fourth quarter of 2002, and down 3% sequentially compared to the third quarter of 2003. ESP products were 38% of revenue for the quarter. The net loss for the fourth quarter of 2003 was $2.4 million, or $0.10 per share, compared to a net loss of $18.4 million, or $0.78 per share, in the fourth quarter of 2002, and compared to a net loss of $709,000, or $0.03 per share, in the third quarter of 2003. Fourth quarter 2003 results included a $1.0 million provision against inventory and $450,000 in charges for the write-off of assets.

“Clearly we are pleased with our 29% revenue growth in 2003,” said Tom Hart, Chairman, President and CEO. “Our revenue in Asia Pacific increased 76% over 2002. Embedded Standard Products finished the year at 41% of our total revenue, growing significantly faster than the overall field programmable logic market.   Coupled with the sampling and beginning shipments this quarter of our Eclipse II family, which we believe to be the lowest power, most secure field programmable products on the market, we’re confident that we are well positioned for the future.”

Conference Call

Our conference call is being webcast by CCBN and can be accessed via QuickLogic’s website at www.quicklogic.com. For access to the conference call, please call 1-800-299-7635 or 1-617-786-2901 (international) by 2:20 p.m. Pacific Time on January 28, 2004. You will need to reference the pass code: 71153854.  A recording of the call will be available starting one hour after the completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 14045663. Both the webcast and the call recording will be archived until February 11, 2004.

About QuickLogic

QuickLogic Corporation (Nasdaq:QUIK) invented and pioneered the Embedded Standard Product architecture, an innovation that delivers the guaranteed performance and lower cost of standard semiconductor products with the flexibility and time-to-market benefits of programmable logic. QuickLogic’s patented ViaLink® metal-to-metal interconnect technology is the foundation of the company’s ESP and FPGA product families. Our ViaLink-based products provide customers with the unique combination of high performance and design security at very low power. Founded in 1988, the company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information on the company and its products, please call QuickLogic at 408-990-4000 or visit the QuickLogic web site at www.quicklogic.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to our earnings outlook, our new products and the market for our products. Actual results could differ materially from any such forward-looking statements.  Factors that could cause actual results to differ materially include the ability to introduce new products based on advanced wafer technology, delays in the acceptance of the company’s ESPs or new products, level of customer design activity, intense competition including the introduction of new products by competitors, ability to hire and retain qualified personnel, unforeseen changes in product demand or supply, and worsening general economic conditions.  These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ViaLink, pASIC, QuickWorks, DeskFAB and the QuickLogic name and logo are registered trademarks and QuickPCI, Eclipse, QuickRAM, QuickMIPS, QuickTools, QuickSD, QuickFC, WebASIC, and WebESP are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2003	December 31, 2002	September 30, 2003	December 31, 2003	December 31, 2002

Revenue	$10,794	$8,425	$11,171	$41,969	$32,581
Cost of revenue	6,028	4,381	5,416	21,021	19,572
Gross profit	4,766	4,044	5,755	20,948	13,009

Operating expenses:
Research and development	3,040	2,480	2,712	10,500	13,113
Selling, general and administrative	4,021	3,822	3,771	15,769	15,249
Goodwill impairment	—	11,428	—	—	11,428
Restructuring costs	—	783	—	—	783
Total operating expenses	7,061	18,513	6,483	26,269	40,573

Loss from operations	(2,295)	(14,469)	(728)	(5,321)	(27,564)

Write-down of marketable securities	—	(3,816)	—	—	(3,816)
Interest expense	(29)	(35)	(33)	(178)	(71)
Interest income and other, net	(28)	(94)	29	61	164
Gain on sale of investment in Tower Semiconductor Ltd.	—	—	23	719	—

Loss before taxes	(2,352)	(18,414)	(709)	(4,719)	(31,287)

Provision for income tax	—	—	—	—	—

Net loss	$(2,352)	$(18,414)	$(709)	$(4,719)	$(31,287)

NET LOSS PER SHARE:
Basic and diluted	$(0.10)	$(0.78)	$(0.03)	$(0.20)	$(1.34)

SHARES USED IN PER SHARE CALCULATIONS:
Basic and diluted	24,601	23,565	24,194	24,110	23,291

QUICKLOGIC CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2003	September 30, 2003	December 31, 2002 (1)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26,443	$25,331	$13,001
Cash and cash equivalents, restricted	—	—	9,002
Accounts receivable, net	3,924	2,929	4,900
Inventory	5,255	6,796	7,876
Other current assets	1,727	1,340	2,281

Total current assets	37,349	36,396	37,060

Property and equipment, net	9,070	10,253	11,967
Investment in Tower Semiconductor Ltd.	5,697	4,781	5,975
Other assets	6,247	6,347	7,129

Total assets	$58,363	$57,777	$62,131

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$3,555	$2,412	$3,013
Accrued liabilities	1,940	2,184	1,840
Deferred income on shipments to distributors	1,305	1,109	1,242
Current portion of long-term obligations	4,972	5,910	9,650

Total current liabilities	11,772	11,615	15,745

Long-term obligations	2,723	1,596	1,455

Total liabilities	14,495	13,211	17,200

STOCKHOLDERS’ EQUITY:
Common stock at par	25	24	24
Additional paid-in capital	153,582	152,845	151,198
Deferred compensation	—	—	(145)
Accumulated other comprehensive income	1,126	210	—
Accumulated deficit	(110,865)	(108,513)	(106,146)

Total stockholders’ equity	43,868	44,566	44,931

Total liabilities and stockholders’ equity	$58,363	$57,777	$62,131

(1) - Derived from the December 31, 2002 audited balance sheet included in the 2002 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percent of Total Revenue				Change in Revenue
	Q4 2003	Q3 2003	2003	2002	Q3 2003 to Q4 2003	2002 to 2003
COMPOSITION OF REVENUE:

Revenue by product (1):
Mature products	29%	30%	31%	40%	(7)%	1%
New products	71%	70%	69%	60%	(2)%	47%
Embedded standard products	38%	42%	41%	37%	(11)%	42%

Revenue by geography:
North America	55%	52%	49%	55%	2%	16%
Europe	15%	20%	17%	20%	(26)%	5%
Japan	17%	14%	14%	12%	19%	46%
Rest of world	13%	14%	20%	13%	(14)%	106%

Revenue by end-customer segment:
Computing	18%	18%	26%	17%	(1)%	100%
Instrumentation and test	38%	34%	33%	36%	9%	19%
Datacom and telecom	26%	20%	21%	27%	24%	(1)%
Graphics and imaging	8%	10%	7%	9%	(27)%	1%
Military and aerospace systems	10%	18%	13%	11%	(46)%	45%

(1) - Mature products include our pASIC1 and pASIC2 product families.  New products include our pASIC3, Eclipse FPGA, and Embedded Standard Product (“ESP”) product families.  Our embedded standard products include the QuickRAM™, QuickPCI™, QuickFC™, QuickDSP™, QuickSD™, QuickMIPS™ and V3 product families.